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                                                                    Exhibit 12.1

                                Photronics, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                    For the five years ended October 31, 2001



                                                                                                                         Pro Forma
                                                                                                                           2001
                                                  1997           1998          1999           2000            2001          (1)
                                                  ----           ----          ----           ----            ----           --
Income before income taxes                      $49,817        $42,870        $22,802        $15,464        $(2,321)      $(6,196)
                                                -------        -------        -------        -------        --------      --------

Interest expense                                  2,706          6,703          7,731         11,091          11,966         15841
                                                -------        -------        -------         ------        --------         -----

Numerator                                        52,523         49,573         30,533         26,555           9,645         9,645

Denominator                                       2,706          6,703          7,731         12,291          12,672        16,547
                                                -------        -------        -------         ------         -------      --------
Ratio:                                             19.4            7.4            4.0            2.2             0.8           0.6
                                                =======        =======        =======         ======         =======      ========

(1) Calculated as if the net proceeds of debt securities had been received at the beginning of the year.